EXHIBIT 99.4

                               Offer to Exchange
            10% Senior Notes due 2007, Series B (CUSIP # 749361AC5)
                 (Registered under the Securities Act of 1933)
                          for Any and All Outstanding
            10% Senior Notes due 2007, Series A (CUSIP #749361AA9)
                                      and
     11 1/8% Senior Discount Notes due 2007, Series B (CUSIP # 749361AD3)
                 (Registered under the Securities Act of 1933)
                          for Any and All Outstanding
      11 1/8% Senior Discount Notes due 2007, Series A (CUSIP #749361AB7)
                                      of

                                RCN CORPORATION


To Registered Holders and The Depository
  Trust Company Participants:


               We are enclosing herewith the material listed below relating to the offer by RCN Corporation, a Delaware corporation (the "Company"), to exchange its 10% Senior Notes due 2007, Series B (CUSIP # 749361AC5) and 11 1/8% Senior Discount Notes due 2007, Series B (CUSIP # 749361AD3) (together, the "New Notes"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 10% Senior Notes due 2007, Series A (CUSIP #749361AA9) and 11 1/8% Senior Discount Notes due 2007, Series A (CUSIP #749361AB7) (together, the "Old Notes"), respectively, upon the terms and subject to the conditions set forth in the Company's Prospectus, dated ___________, 1997, and the related Letter of Transmittal (which together constitute the "Exchange Offer").

           Enclosed herewith are copies of the following documents:

           1. Prospectus dated ____________, 1997;

           2. Letter of Transmittal to the 10% Senior Exchange Notes due 2007;

           3. Letter of Transmittal to the 11 1/8% Senior Discount Exchange Notes due 2007;

           4. Notice of Guaranteed Delivery;

           5. Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner; and

           6. Letter which may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

              We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on _____________, 1997 unless extended.

              The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

              Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Company that (i) the holder is not an "affiliate" of the Company, (ii) any New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder and (iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes. If the tendering holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, you will represent on behalf of such broker-dealer that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

               The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

               The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 4 of the enclosed Letter of Transmittal.

               Additional copies of the enclosed material may be obtained from the undersigned.

                                                Very truly yours,

                                                THE CHASE MANHATTAN BANK


NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF RCN CORPORATION OR THE CHASE MANHATTAN BANK OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.